770 Transactions effected pursuant to Rule 10f-3

Liberty All-Star Equity Fund (Fund)

On July 18, 2005, the Fund purchased 10,950 par value of equity of Au Optronics (Securities) for a total purchase price of $168,083 from Exchange Offer pursuant to a public offering in which Banc of America
Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

       o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs International; Daiwa Securities; HSBC Securities LLC; SMBC Hong Kong.


On September 21, 2005, the Fund purchased 8,950 par value of equity of Genworth Financial Inc. (Securities) for a total purchase price of $264,025 from Morgan Stanley Co. pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

       o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Morgan Stanley; JP Morgan; Merrill Lynch & Co.; Citigroup; Deutsche Bank Securities; Goldman, Sachs & Co.; HSBC; Lehman Brothers; UBS Investment Bank; BB& T Capital Markets; Dowlling & Partners Securities, LLC; Blaylock & company, Inc.; Capital Management Group Securities; Keefe, Bruyette & Woods; Raymond James; Fox-Pitt, Kelton; Friedman Billings Ramsey; Legg Mason Wood Walker; Ramirez & Co., Inc.; Siebert Capital Markets; The Williams Capital Group, L.P.


77Q 1 Exhibits

                 Amendment to Portfolio Management Agreement

         This Amendment (the "Amendment") is entered into by and among Banc of America Investment Advisors, Inc., a Delaware corporation formerly known as Liberty Asset Management Company ("BAIA"), Liberty All-Star Equity Fund, a Massachusetts business trust (the "Fund"), and Mastrapasqua & Associates, Inc. as of September 30, 2005.

         WHEREAS, BAIA, the Fund and the Portfolio Manager entered into that certain Portfolio Management Agreement, dated as of November 1, 2001 (as in effect on the date hereof, the "Portfolio Management Agreement"), for the management of a portion of the Fund's assets; and

         WHEREAS, BAIA, the Fund and the Portfolio Manager wish to amend the Portfolio Management Agreement to clarify their understanding with respect to the scope of their responsibility and limitations on their ability to consult with the Fund's other portfolio managers.

         NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Agreement, the parties agree as follows:

1. Amendment to Section 1. Section 1 of the Portfolio Management Agreement is amended by adding the following sentence to the end of such Section: "The Portfolio Manager's responsibilities for providing portfolio management services to the Fund shall be limited to the Portfolio Manager Account."

2. Amendment to Section 3. Section 3 of the Portfolio Management Agreement is amended by adding the following sentence to the end of such Section: "The Portfolio Manager shall not consult with any other portfolio manager of the Fund concerning transactions for the Fund in securities or other assets."

3. Miscellaneous. This Amendment may be executed in counterparts, all of which will be deemed an original and which together will be deemed to be one and the same agreement. As amended hereby, the Portfolio Management Agreement is confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered the Amendment as of the date first above written.


                                    BANC OF AMERICA INVESTMENT ADVISORS, INC.

                               By:      /s/ William Parmentier, Jr.
                                 ----------------------------------------------
                                       Name:  William Parmentier, Jr.
                                      Title: Senior Vice President

                                LIBERTY ALL-STAR EQUITY FUND
                                 By:      /s/ Mark Haley
                                ----------------------------------------------
                                         Name:  Mark Haley
                                        Title: Vice President

                               MASTRAPASQUA & ASSOCIATES, INC.
                                  By:      /s/ Frank Mastrapasqua
                                ----------------------------------------------
                                         Name:  Frank Mastrapasqua
                                               Title:  Chairman & CEO

                   Amendment to Portfolio Management Agreement

         This Amendment (the "Amendment") is entered into by and among Banc of America Investment Advisors, Inc., a Delaware corporation formerly known as Liberty Asset Management Company ("BAIA"), Liberty All-Star Equity Fund, a Massachusetts business trust (the "Fund"), and TCW Investment Management Company as of September 30, 2005.

         WHEREAS, BAIA, the Fund and the Portfolio Manager entered into that certain Portfolio Management Agreement, dated as of November 1, 2001 (as in effect on the date hereof, the "Portfolio Management Agreement"), for the management of a portion of the Fund's assets; and

         WHEREAS, BAIA, the Fund and the Portfolio Manager wish to amend the Portfolio Management Agreement to clarify their understanding with respect to the scope of their responsibility and limitations on their ability to consult with the Fund's other portfolio managers.

         NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Agreement, the parties agree as follows:

4. Amendment to Section 1. Section 1 of the Portfolio Management Agreement is amended by adding the following sentence to the end of such Section: "The Portfolio Manager's responsibilities for providing portfolio management services to the Fund shall be limited to the Portfolio Manager Account."

5. Amendment to Section 3. Section 3 of the Portfolio Management Agreement is amended by adding the following sentence to the end of such Section: "The Portfolio Manager shall not consult with any other portfolio manager of the Fund concerning transactions for the Fund in securities or other assets."

6. Miscellaneous. This Amendment may be executed in counterparts, all of which will be deemed an original and which together will be deemed to be one and the same agreement. As amended hereby, the Portfolio Management Agreement is confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered the Amendment as of the date first above written.
                  BANC OF AMERICA INVESTMENT ADVISORS, INC.

                              By:      /s/ William Parmentier, Jr.
                                 ----------------------------------------------
                                      Name:  William Parmentier, Jr.
                                      Title: Senior Vice President

                               LIBERTY ALL-STAR EQUITY FUND
                               By:      /s/ Mark Haley
                                ----------------------------------------------
                                        Name:  Mark Haley
                                       Title: Vice President

                          TCW INVESTMENT MANAGEMENT  COMPANY
                             By:      /s/Philip K. Holl
                          ----------------------------------------------
                                     Name:  Philip K. Holl
                                     Title:  Senior Vice President

                 Amendment to Portfolio Management Agreement


         This Amendment (the "Amendment") is entered into by and among Banc of America Investment Advisors, Inc., a Delaware corporation formerly known as Liberty Asset Management Company ("BAIA"), Liberty All-Star Equity Fund, a Massachusetts business trust (the "Fund"), and Schneider Capital Management Corporation as of September 30, 2005.

         WHEREAS, BAIA, the Fund and the Portfolio Manager entered into that certain Portfolio Management Agreement, dated as of March 1, 2002 (as in effect on the date hereof, the "Portfolio Management Agreement"), for the management of a portion of the Fund's assets; and

         WHEREAS, BAIA, the Fund and the Portfolio Manager wish to amend the Portfolio Management Agreement to clarify their understanding with respect to the scope of their responsibility and limitations on their ability to consult with the Fund's other portfolio managers.

         NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Agreement, the parties agree as follows:

7. Amendment to Section 1. Section 1 of the Portfolio Management Agreement is amended by adding the following sentence to the end of such Section: "The Portfolio Manager's responsibilities for providing portfolio management services to the Fund shall be limited to the Portfolio Manager Account."

8. Amendment to Section 3. Section 3 of the Portfolio Management Agreement is amended by adding the following sentence to the end of such Section: "The Portfolio Manager shall not consult with any other portfolio manager of the Fund concerning transactions for the Fund in securities or other assets."

9. Miscellaneous. This Amendment may be executed in counterparts, all of which will be deemed an original and which together will be deemed to be one and the same agreement. As amended hereby, the Portfolio Management Agreement is confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered the Amendment as of the date first above written.


                           BANC OF AMERICA INVESTMENT
                                       ADVISORS, INC.

                          By:      /s/ William Parmentier, Jr.
                                ----------------------------------------------
                                     Name:  William Parmentier, Jr.
                                     Title: Senior Vice President


                               LIBERTY ALL-STAR EQUITY FUND


                                By:      /s/ Mark Haley
                             ----------------------------------------------

                                         Name:  Mark Haley
                                        Title: Vice President

                               SCHNEIDER CAPITAL  MANAGEMENT CORPORATION
                                    By:      /s/Steven J. Fellin
                                ----------------------------------------------
                                       Name:  Steven J. Fellin
                                     Title:  Chief Operating Officer